Exhibit 1.2

EXECUTION VERSION

Transocean Inc.

1.625% Convertible Notes due 2037 (Series A)

1.50% Convertible Notes due 2037 (Series B)

1.50% Convertible Notes due 2037 (Series C)

Underwriting Agreement

December 5, 2007

Goldman, Sachs & Co.,

Lehman Brothers Inc.

          As Representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

Transocean Inc., a Cayman Islands exempted company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I(a) hereto (the “Series A Underwriters”) an aggregate of $2,000,000,000 principal amount of the 1.625% Convertible Notes due 2037 (Series A), convertible into ordinary shares, par value $0.01 per share (“Ordinary Shares”), of the Company, specified above (the “Series A Firm Securities”) and, at the election of the Series A Underwriters, up to $200,000,000 additional aggregate principal amount of the 1.625% Convertible Notes (the “Series A Optional Securities”).

The Company proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I(b) hereto (the “Series B Underwriters”) an aggregate of $2,000,000,000 principal amount of the 1.50% Convertible Notes due 2037 (Series B), convertible into Ordinary Shares, specified above (the “Series B Firm Securities”) and, at the election of the Series B Underwriters, up to $200,000,000 additional aggregate principal amount of the 1.50% Convertible Notes due 2037 (Series B) (the “Series B Optional Securities”).

The Company proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I(c) hereto (the “Series C Underwriters”, and, together with the Series A Underwriters and the Series B Underwriters, the “Underwriters”) an aggregate of $2,000,000,000 principal amount of the 1.50% Convertible Notes, convertible into Ordinary Shares, specified above (the “Series C Firm Securities”, and, together with the Series A Firm Securities and the Series B Firm Securities, the “Firm Securities”) and, at the election of the Series C Underwriters, up to $200,000,000 additional aggregate principal amount of the 1.50% Convertible Notes due 2037 (Series C) (the “Series C Optional Securities”, and together with the Series A Optional Securities and the Series B Optional Securities, the “Optional Securities”; the Firm Securities and the Optional Securities which the respective Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”).

1.             The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)           An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-147785) in respect of the Securities and Ordinary Shares issuable upon conversion thereof, has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement and any post-effective amendment thereto became effective on filing, and no stop order suspending the effectiveness of such registration statement, or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)           No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c)           For the purposes of this Agreement, the “Applicable Time” is 4:00 P.M. (Eastern Standard Time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d)           The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)           The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus;

(f)            Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, except for losses or interferences that would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Pricing Prospectus, there has not been any change in the share capital (other than pursuant to any employee benefit plan of the Company) or increase in long-term debt of the Company or any of its subsidiaries or any change that would have a Material Adverse Effect or any development involving a prospective change that, to the best knowledge of the Company, would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g)           The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and each subsidiary of the Company listed on Schedule III has been duly organized and is validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization;

(h)           The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the Ordinary Shares initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture referred to below, will be validly issued, fully paid and non-assessable and will conform to the description of the Ordinary Shares contained in the Pricing Disclosure Package and the Prospectus;

(i)            The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of December 11, 2007 (the “Original Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture to be dated as of December 11, 2007 (the Original Indenture as so amended and supplemented, the “Indenture”), under which the Securities are to be issued; the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, will constitute at the Time of Delivery a valid and legally binding instrument, enforceable in accordance with its terms, except as the enforceability thereof may be subject to the effect of any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought; the Securities and the Indenture will conform, in all material respects, to the descriptions thereof in the Prospectus; and the Indenture has been duly qualified under the Trust Indenture Act;

(j)            The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for any such conflict, breach, violation or default which (A) would not, individually or in the aggregate, have a Material Adverse Effect, (B) would not impair the Company’s ability to perform its obligations hereunder or under the Securities or the Indenture and (C) would not have any material adverse effect upon the consummation of the transactions contemplated hereby and thereby, and (ii) will not result in any violation of the provisions of the Memorandum and Articles of Association of the Company; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture except such as have been, or will be at the time of such issue and sale or the time of consummation of such transaction, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(k)           Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(l)            Neither the Company nor any of its subsidiaries is in violation of its Memorandum and Articles of Association or its Certificate of Incorporation or Bylaws, as the case may be, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any such violation or default which would not, individually or in the aggregate, have a Material Adverse Effect;

(m)          The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of the Notes,” “Description of Debt Securities,” “Description of Share Capital” and “Description of Ordinary Shares”, insofar as they purport to constitute a summary of the terms of the Securities and the Ordinary Shares, under the captions “Cayman Islands Tax Consequences,” “Material United States Federal Income Tax Considerations,” and under the captions “Plan of Distribution” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(n)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o)           (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(p)           Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s management’s assessment of the Company’s internal control over financial reporting, and PricewaterhouseCoopers LLP, who have certified certain financial statements of GlobalSantaFe Corporation (“GSF”), which amalgamated with Transocean Worldwide Inc., a wholly-owned subsidiary of the Company, and have audited GSF’s management’s assessment of GSF’s internal control over financial reporting, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(q)           The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. Management of the Company assessed internal control over financial reporting of the Company as of December 31, 2006 and concluded internal control over financial reporting was effective as of such date. Management of GSF assessed internal control over financial reporting of GSF as of December 31, 2006 and concluded internal control over financial reporting was effective as of such date. The Company is not aware of any material weaknesses in its internal control over financial reporting;

(r)            Except as disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(s)           The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the

Exchange Act is accumulated and communicated to the Company’s management and such disclosure controls and procedures were effective as of September 30, 2007;

(t)            Except as disclosed in the Pricing Prospectus and the Prospectus, under the current laws and regulations of the Cayman Islands and any political subdivision thereof, all interest, principal, premium, if any, and any other payments due or made on the Securities, including upon conversion thereof, may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands, and all such payments made to holders thereof who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under the laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein, and, except for the stamp duty described in the Pricing Prospectus and the Prospectus, such payments will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein; and

(u)           Prior to the date of this Agreement, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted, or which might have been expected to cause or result in, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

2.             (a)           (i)            Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Series A Underwriters, and each of the Series A Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.00% of the principal amount thereof, plus accrued interest, if any, from December 11, 2007 to the Time of Delivery (as defined below) hereunder, the principal amount of Series A Firm Securities set forth opposite the name of such Underwriter in Schedule I(a) hereto, and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Series A Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (i) of this Section 2(a), that portion of the aggregate principal amount of the Series A Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractions of $1000) determined by multiplying such aggregate principal amount of Series A Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Series A Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I(a) hereto and the denominator of which is the maximum aggregate principal amount of Series A Optional Securities which all of the Series A Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Series A Underwriters the right to purchase at their election up to $200,000,000 aggregate principal amount of Series A Optional Securities, at the same purchase price set forth in clause (a)(i) of the first paragraph of this Section 2(a), for the sole purpose of covering sales of securities in excess of the aggregate principal amount of Series A Firm Securities. Any such election to purchase Series A Optional Securities may be exercised (but not more than once) by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Series A Optional Securities to be purchased and the date on which such Series A Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section (4)

hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

(b)           (i)            Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Series B Underwriters, and each of the Series B Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.00% of the principal amount thereof, plus accrued interest, if any, from December 11, 2007 to the Time of Delivery hereunder, the principal amount of Series B Firm Securities set forth opposite the name of such Underwriter in Schedule I(b) hereto, and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Series B Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (i) of this Section 2(b), that portion of the aggregate principal amount of the Series B Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractions of $1000) determined by multiplying such aggregate principal amount of Series B Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Series B Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I(b) hereto and the denominator of which is the maximum aggregate principal amount of Series B Optional Securities which all of the Series B Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Series B Underwriters the right to purchase at their election up to $200,000,000 aggregate principal amount of Series B Optional Securities, at the same purchase price set forth in clause (i) of the first paragraph of this Section 2(b), for the sole purpose of covering sales of securities in excess of the aggregate principal amount of Series B Firm Securities. Any such election to purchase Series B Optional Securities may be exercised (but not more than once) by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Series B Optional Securities to be purchased and the date on which such Series B Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section (4) hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

(c)           (i)            Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Series C Underwriters, and each of the Series C Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.00% of the principal amount thereof, plus accrued interest, if any, from December 11, 2007 to the Time of Delivery hereunder, the principal amount of Series C Firm Securities set forth opposite the name of such Underwriter in Schedule I(c) hereto, and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Series C Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (i) of this Section 2(c), that portion of the aggregate principal amount of the Series C Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractions of $1000) determined by multiplying such aggregate principal amount of Series C Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Series C Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I(c) hereto and the denominator of which is the maximum aggregate principal amount of Series C Optional Securities which all of the Series C Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Series C Underwriters the right to purchase at their election up to $200,000,000 aggregate principal amount of Series C Optional Securities, at the same purchase price set forth in clause (i) of the first paragraph of this Section 2(c), for the sole purpose of covering sales of securities in excess of the aggregate principal amount of Series C Firm Securities. Any such election to purchase Series C Optional Securities may be exercised (but not more than once) by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Series C Optional Securities to be purchased and the date on which such Series C Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section (4) hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.             Upon the authorization by the Representatives of the release of the Series A Firm Securities, the several Series A Underwriters propose to offer the Series A Firm Securities for sale upon the terms and conditions set forth in the Prospectus; upon the authorization by the Representatives of the release of the Series B Firm Securities, the several Series B Underwriters propose to offer the Series B Firm Securities for sale upon the terms and conditions set forth in the Prospectus; and upon the authorization by the Representatives of the release of the Series C Firm Securities, the several Series C Underwriters propose to offer the Series C Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4.             (a)           The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance of the Time of Delivery, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on December 11, 2007 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the applicable Underwriters’ election to purchase the Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)           The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York  10004 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 9:00 A.M., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.             The Company agrees with each of the Underwriters:

(a)           To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities or the Ordinary Shares issuable upon conversion of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and  in the event of any such issuance of a notice of objection pursuant to Rule 401(g)(2) under the Act, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)           If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus (other than required periodic reports filed nine months or more after the date of the prospectus that do not directly relate to the offering of the Securities) which shall be disapproved by the Representatives promptly after reasonable notice thereof;

(c)           If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will use its reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. Any expenses in connection with the preparation, printing, reproduction and filing of such new shelf registration statement (including the fees, disbursements and expenses of the Company’s counsel and accountants in connection therewith) shall be paid by the Underwriters.

(d)           Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities and the Ordinary Shares issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)           Prior to 3:00 P.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and the ordinary shares issuable upon conversion of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon the Representatives’ request to file such document and to prepare and furnish without charge to each Underwriter as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance (it being understood that (i) the Company is not required to so notify the Underwriter, if the Underwriter has previously notified the Company that it has completed its resale of the Securities purchased by it hereunder and that (ii) it would not be reasonable for the Underwriter to request any such copies if the Underwriter has completed its resale of the Securities purchased by it hereunder); and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities and the Ordinary Shares issuable upon conversion of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)            During the period beginning from the date hereof and continuing until the date 75 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Securities (which specifically excludes any debt that is not convertible into or exchangeable for ordinary shares) or the Ordinary Shares (other than the Securities sold hereunder), including but not limited to any options, stock appreciation rights, deferred units or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities (other than upon conversion of the Securities or pursuant to employee stock option plans, employee stock ownership plans, deferred compensation plans or similar plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Representatives; provided, however, that the Company may make issuances, offers, sales, contracts to sell, pledges, short sales or other disposals of ordinary shares in connection with an acquisition of a business or entity, a consolidation, merger, combination or scheme of arrangement under Cayman Islands law, provided that the party acquiring such ordinary shares agrees in writing to be bound by the provisions of this paragraph;

(g)           To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(h)           To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(i)            To reserve and keep available at all times, free of preemptive rights, shares of Ordinary Shares for the purpose of enabling the Company to satisfy any obligation to issue Ordinary Shares upon conversion of the Securities; and

(j)            To use its reasonable best efforts to list, subject to notice of issuance, Ordinary Shares issuable upon conversion of the Securities on the New York Stock Exchange (the “Exchange”).

6.

(a)           (i)            The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)           Each Underwriter represents and agrees that, without the prior consent of the Company, the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii)          Any such free writing prospectus the use of which has been consented to by the Company, the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b)           The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.             The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities and the Ordinary Shares issuable upon conversion of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the Ordinary Shares issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) all fees and expenses in connection with the listing of the Ordinary Shares issuable upon conversion of the Securities on the Exchange; (vii) the cost of preparing certificates for the Securities; (viii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.             The obligations of the Underwriters hereunder as to the Securities being delivered at each Time of Delivery shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)           Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion, dated such Time of Delivery, with respect to the Securities, the Indenture, the Registration Statement, the Prospectus, the Pricing Disclosure Package and such other matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)           Walkers, special Cayman Islands counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, substantially in the form of Annex II(a) hereto and reasonably acceptable to the Representatives;

(d)           Baker Botts L.L.P., United States counsel for the Company, shall have furnished to the Representatives a written opinion, dated such Time of Delivery, substantially in the form of Annex II(b) hereto and reasonably acceptable to the Representatives;

(e)           Eric B. Brown, Senior Vice President and General Counsel of the Company, shall have furnished to the Representatives a written opinion, dated such Time of Delivery, substantially in the form of Annex II(c) hereto and reasonably acceptable to the Representatives;

(f)            On the date of the Pricing Prospectus at a time prior to the execution of this Agreement, at 9:30 A.M., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP and PricewaterhouseCoopers LLP shall each have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance agreed by the Representatives prior to the execution of this Agreement;

(g)           (i)  Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that would, individually or in the aggregate, have a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital (other than pursuant to any employee benefit plan of the Company) or increase in long-term debt of the Company or any of its subsidiaries or any change that would have a Material Adverse Effect, or any development involving a prospective change that would have a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)           On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i)            On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere; if the effect of any such event specified in clause (iv) or (v) in the Representatives’ reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)            the Ordinary Shares issuable upon conversion of the Securities being delivered at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(k)           The Company shall have obtained and delivered to the Representatives executed copies of an agreement from each of the persons listed on Schedule IV, in the form set forth in Annex II hereto; and

(l)            The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as the Representatives may reasonably request.

9.             (a)  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any

“issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b)           Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent that the indemnifying party suffers actual prejudice as a result of such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then, except to the extent (but only to the extent) that the indemnifying party suffers actual prejudice as a result of any failure by the indemnified party to notify the indemnifying party of any action, proceeding or investigation as contemplated by subsection (c) of this Section 9, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then except to the extent (but only to the extent) that the indemnifying party suffers actual prejudice as a result of any failure by the indemnified party to notify the indemnifying party of any action, proceeding or investigation as contemplated by subsection (c) of this Section 9, each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the

Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.           (a)  If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of any Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.           The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.           If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.           In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly as the Representatives.

14.           All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 85 Broad Street, 23rd Floor, New York, New York 10004, Attention: Registration Department; and Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Debt Capital Markets, Natural Resources Group, facsimile number: (646) 834-8133, with a copy to the General Counsel at the same address and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.           Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.           The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading to the offering of the Securities (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading to the offering of the Securities.

18.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the offering of the Securities.

19.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.           The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22.           Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

Very truly yours,

Transocean Inc.

By:	/s/ Gregory Cauthen
Name: Gregory Cauthen
Title: Senior Vice President & CFO

Accepted as of the date hereof:

Goldman, Sachs & Co.
Lehman Brothers Inc.

As Representatives of the several Underwriters

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

Lehman Brothers Inc.

By:	/s/ Michael Sherman
Name: Michael Sherman
Title: Managing Director

SCHEDULE I(a)

Underwriter	Aggregate Principal Amount of Series A Firm Securities to be Purchased	Aggregate Principal Amount of Series A Optional Securities to be Purchased if Maximum Option Exercised

Goldman, Sachs & Co.	640,000,000	61,967,000
Lehman Brothers Inc.	320,000,000	32,000,000
Citigroup Global Capital Markets	240,000,000	30,357,000
J.P. Morgan Securities Inc.	180,000,000	16,552,000
Credit Suisse Securities (USA) LLC	180,000,000	13,082,000
Calyon Securities (USA) Inc.	144,000,000	10,767,000
Mitsubishi UFJ Securities	110,000,000	12,383,000
UBS Securities LLC	74,000,000	6,734,000
DnB NOR Markets, Inc.	94,000,000	11,353,000
Morgan Stanley & Co. Incorporated	7,000,000	2,439,000
BNY Capital Markets, Inc.	4,000,000	910,000
Fifth Third Securities, Inc.	7,000,000	1,456,000

Total	$2,000,000,000	$200,000,000

SCHEDULE I(b)

Underwriter	Aggregate Principal Amount of Series B Firm Securities to be Purchased	Aggregate Principal Amount of Series B Optional Securities to be Purchased if Maximum Option Exercised

Goldman, Sachs & Co.	640,000,000	70,357,000
Lehman Brothers Inc.	320,000,000	32,000,000
Credit Suisse Securities (USA) LLC	210,000,000	15,262,000
J.P. Morgan Securities Inc.	200,000,000	18,391,000
Citigroup Global Capital Markets	240,000,000	30,357,000
Calyon Securities (USA) Inc.	226,000,000	16,897,000
Mitsubishi UFJ Securities	84,000,000	9,456,000
UBS Securities LLC	80,000,000	7,280,000

Total	$2,000,000,000	$200,000,000

SCHEDULE I(c)

Underwriter	Aggregate Principal Amount of Series C Firm Securities to be Purchased	Aggregate Principal Amount of Series C Optional Securities to be Purchased if Maximum Option Exercised

Goldman, Sachs & Co.	640,000,000	59,674,000
Lehman Brothers Inc.	320,000,000	32,000,000
Citigroup Global Capital Markets	256,000,000	32,381,000
Credit Suisse Securities (USA) LLC	80,800,000	5,872,000
Calyon Securities (USA) Inc.	101,000,000	7,552,000
UBS Securities LLC	89,000,000	8,099,000
DnB NOR Markets, Inc.	80,800,000	9,759,000
Fortis Securities LLC	200,000,000	21,112,000
Wells Fargo Securities, LLC	202,040,000	14,560,000
Greenwich Capital Markets, Inc.	8,080,000	3,276,000
HSBC Securities	8,080,000	3,276,000
Scotia Capital (USA) Inc.	14,200,000	2,439,000

Total	$2,000,000,000	$200,000,000

SCHEDULE II

(a)          Issuer Free Writing Prospectuses:

(1)                                  Pricing Term Sheet dated December 5, 2007, which is attached hereto as Annex A to Schedule II.

(2)                                  Electronic roadshow, available on www.netroadshow.com on December 4, 2007.

(b)         Additional Documents Incorporated by Reference:

None.

Annex A to SCHEDULE II

SCHEDULE III

Identified Subsidiaries

Transocean Worldwide Inc. (Cayman Islands)

Transocean Offshore Deepwater Drilling Inc. (Delaware)

Transocean Offshore International Ventures Limited (Cayman Islands)

Transocean Holdings Inc. (Delaware)

SCHEDULE IV

Individuals delivering lock-up agreements

Robert L. Long

Jon A. Marshall

Robert E. Rose

J. Michael Talbert

SCHEDULE V

GlobalSantaFe Agreements

Indenture dated as of February 1, 2003, between GlobalSantaFe Corporation and Wilmington Trust Company, as trustee, relating to debt securities of GlobalSantaFe Corporation

Supplemental Indenture dated November 27, 2007 among Transocean Worldwide Inc., GlobalSantaFe Corporation and Wilmington Trust Company, as trustee, to the Indenture dated as of February 1, 2003 between GlobalSantaFe Corporation and Wilmington Trust Company

Form of 7% Note Due 2028 of Global Marine Inc.

Terms of 7% Note Due 2028 of Global Marine Inc.

Indenture dated as of September 1, 1997, between Global Marine Inc. and Wilmington Trust Company, as Trustee, relating to Debt Securities of Global Marine Inc.; First Supplemental Indenture dated as of June 23, 2000; Second Supplemental Indenture dated as of November 20, 2001

Form of 5% Note due 2013 of GlobalSantaFe Corporation

Terms of 5% Note due 2013 of GlobalSantaFe Corporation

Form Severance Agreement with GlobalSantaFe Corporation Executive Officers

Global Marine Inc. 1989 Stock Option and Incentive Plan, as amended

Global Marine Inc. 1990 Non-Employee Director Stock Option Plan, as amended

Santa Fe International Corporation 1997 Non-Employee Director Stock Option Plan, as amended

Santa Fe International Corporation 1997 Long-Term Incentive Plan, as amended

GlobalSantaFe Corporation 1998 Stock Option and Incentive Plan, as amended

GlobalSantaFe Corporation 2001 Non-Employee Director Stock Option and Incentive Plan, as amended

GlobalSantaFe Corporation 2001 Long-Term Incentive, as amended

GlobalSantaFe 2003 Long-Term Incentive Plan, as amended

Annex II

Transocean Inc.

[Form of Lock-Up Agreement]

December 5, 2007

Goldman, Sachs & Co.,

Lehman Brothers Inc.,

c/o Goldman, Sachs & Co.

85 Broad Street

New York, NY  10004

Re:  Transocean Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Transocean Inc., a Cayman Islands exempted company (the “Company”), providing for an offering of convertible notes (the “Convertible Notes”) of the Company that will be convertible into ordinary shares, par value $0.01 per share (the “Shares”), of the Company.

In consideration of the agreement by the Underwriters to offer and sell the Convertible Notes, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 75 days after the date of the Prospectus Supplement, dated December 5, 2007, covering the Convertible Notes (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Ordinary Shares, or any options or warrants to purchase any Ordinary Shares, or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the meaning of the rules and regulations of the Securities and Exchange Commission (collectively, the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

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Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to a plan designed to comply with Rule 10b5-1 (a “10b5-1 Plan”) under the Securities Exchange Act of 1934, as amended, that has been entered into on or prior to the date hereof, (iv) entry into a 10b5-1 Plan after the date hereof under which no Undersigned’s Shares may be transferred or disposed of during the Lock-Up Period, or (v) with the prior written consent of the Representatives on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Notwithstanding anything herein to the contrary, if the First Time of Delivery (as defined in the Underwriting Agreement) does not occur on or prior to sixty days after the date of this Agreement, the obligations of the undersigned terminate.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

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